UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company [  ]

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Loan Agreement

On April 1, 2020, Harrow Health, Inc. and several of its wholly-owned subsidiaries (collectively, the “Company”) entered into a second amendment (the “Amendment”) to its term loan and security agreement dated as of July 19, 2017, as amended (the “SWK Loan”), with SWK Funding LLC, as lender and collateral agent, and certain other lenders (collectively, the “Lender”). A summary of the material changes contained in the Amendment are as follows:

●	The Lender agreed to make available to and the Company drew down on, an additional principal amount of one million dollars ($1,000,000);

●	The definition of the first amortization date was changed to August 14, 2020, permitting the Company to pay interest only on the principal amount loaned for the next payment (payments are due on a quarterly basis) following the Amendment; and

●	The interest payment due May 14, 2020 will be paid in kind by increasing the principal amount of the term loans by an amount equal to the interest that has accrued.

The foregoing is only a brief description of the Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description regarding the Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Items.

In response to the coronavirus (COVID-19) pandemic the U.S. Small Business Administration (the “SBA”) is making available low-interest rate loans to qualified small businesses under its Economic Injury Disaster Loan program (the “EIDL”). The Company has applied for a loan under the EIDL. The Company also intends to apply for a loan under the SBA backed Paycheck Protection Program (the “PPP”). The Lender has provided its consent to the Company to enter into loan agreements related to the EIDL or PPP. No assurance is provided that the Company will qualify for and/or receive any proceeds from loans under one or both of these programs.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10	Second Amendment, dated as of April 1, 2020, to the Loan and Security Agreement by and among Harrow Health, Inc., several of its wholly-owned subsidiaries and the Lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: April 3, 2020	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer